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                                                                     Exhibit 4.9


                       AMENDMENT NO. 3 TO CREDIT AGREEMENT
                       -----------------------------------

     This Amendment No. 3 to Credit Agreement (this "Amendment") is entered into as of February 8, 1999 by and among Midas, Inc. and Midas International Corporation (together, the "Borrowers" and each, a "Borrower"), the undersigned Lenders, The First National Bank of Chicago, as administrative agent ("Administrative Agent"), and Credit Suisse First Boston, as co-agent (the "Co-Agent").

                                    RECITALS

     A. The Borrowers, the lenders party thereto (the "Lenders"), the Administrative Agent and the Co-Agent are party to that certain Credit Agreement dated as of January 22, 1998 (as amended as of April 3, 1998 and October 16, 1998, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

     B. The Borrowers, the Administrative Agent, the Co-Agent and the undersigned Lenders wish to further amend the Credit Agreement on the terms and conditions set forth below.

     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

        1. Amendment to Credit Agreement. Article VI of the Credit Agreement is
           -----------------------------
hereby amended by adding the following to the end of Section 6.18.1:

        , less (e) the aggregate consideration paid by Midas to repurchase or redeem its capital stock after December 26, 1998, in an amount not to exceed $34 million; provided, that, at the time of determination, the number of shares repurchased or redeemed is less than or equal to the number of shares in respect of which employees, officers and directors of Midas have exercised stock options after such date

        2. Representations and Warranties of the Borrowers. Each Borrower
           -----------------------------------------------
represents and warrants that:

                (a) The execution, delivery and performance by such Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);


                (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is

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        stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                (c) After giving effect to this Amendment, no Default or Unmatured Default has occurred and is continuing.

        3. Effective Date. This Amendment shall become effective upon the
           --------------
execution and delivery hereof by the Borrowers, the Administrative Agent and the Required Lenders (without respect to whether it has been executed and delivered by all the Lenders).

        4. Reference to and Effect Upon the Credit Agreement.
           --------------------------------------------------

                (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

        5. Costs and Expenses. The Borrowers hereby affirm their joint and
           ------------------
several obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Administrative Agent with respect thereto.

        6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
           -------------
ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

        7. Headings. Section headings in this Amendment are included herein for
           --------
convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

        8. Counterparts. This Amendment may be executed in any number of
           ------------
counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

        9. Reaffirmation of Guaranty. Each of Midas and International hereby
           -------------------------
reaffirms its obligations under Article XIII and Article XIV, respectively, of the Credit Agreement.


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                            [signature pages follow]



                                     - 3 -


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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                                MIDAS, INC.


                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------


                                MIDAS INTERNATIONAL CORPORATION


                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------


                                THE FIRST NATIONAL BANK OF CHICAGO,
                                individually and as Administrative Agent

                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------


                                CREDIT SUISSE FIRST BOSTON,
                                individually and as Co-Agent

                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------





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                                ABN AMRO BANK B.V.


                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------

                                BANQUE NATIONALE DE PARIS - CHICAGO


                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------


                                THE FUJI BANK, LIMITED

                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------


                                THE NORTHERN TRUST COMPANY


                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------


                                MERCANTILE BANK NATIONAL ASSOCIATION


                                        By:
                                           ------------------------

                                        Its:
                                            -----------------------








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